UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHANNELL COMMERCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHANNELL COMMERCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 12, 2005

The 2005 Annual Meeting (the “Meeting”) of the Stockholders of Channell Commercial Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on May 12, 2005, at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California  92591, to consider and vote on the following matters:

1.               The election of two Directors to serve on the Company’s Board of Directors; and

2.               To transact such other business as may properly come before said Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record of the Company’s Common Stock at the close of business on March 15, 2005 will be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Jacqueline M. Channell
Secretary

Temecula, California

April 4, 2005

Channell Commercial Corporation

26040 Ynez Road

Temecula, California  92591

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2005

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is solicited on behalf of the Board of Directors of Channell Commercial Corporation, a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California 92591 on May 12, 2005 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof (the “Meeting”).

All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein.  If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominee listed in the proxy for election to the Board of Directors and FOR the other proposals to be considered at the Meeting.

Any stockholder has the power to revoke his or her proxy at any time before it is voted.  A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting at the Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Meeting and voting in person by the person who executed the proxy.

This proxy statement is being mailed to the Company’s stockholders on or about April 4, 2005.  The Company has retained a firm to assist in the distribution of proxies by mail for an estimated fee of $5,000 plus reimbursement for certain expenses, which will be borne by the Company.  Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding material regarding the Meeting to beneficial owners of shares of common stock of the Company (the “Common Stock”).

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of the 9,383,942 shares of “Common Stock” outstanding at the close of business on the record date, March 15, 2005, will be entitled to notice of, and to vote at, the Meeting.  On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on March 15, 2005.

In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting must be represented at the Meeting.  Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting.  Accordingly, abstentions or broker non-votes as to the election of directors will not affect the plurality of votes.  All other proposals to come before the Meeting require the approval of a majority of the votes cast, in person or by proxy, at the Meeting.  Abstentions as to a particular proposal and broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Unless otherwise indicated, the following table sets forth as of March 11, 2005 certain information as to the beneficial ownership of Common Stock by: (i) each of the Company’s Directors, (ii) the Company’s chief executive officer and each of the four other most highly compensated executive officers as indicated in the Summary Compensation Table under Executive Compensation below, (iii) all Directors and executive officers as a group, and (iv) each person believed by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock of the Company.  In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

	Amount and Nature of Beneficial Ownership
Name and Address	No. of Shares	Exercisable		Percent
of Beneficial Owner (1)	Owned	Options (2)	Total	of Class

William H. Channell, Sr. and	3,250,830	667	3,251,497	34.6%
Jacqueline M. Channell, as co-trustees
of the Channell Family Trust (3)
26040 Ynez Road
Temecula, CA 92591

William H. Channell, Jr.	715,250	605,934	1,321,184	13.2%
26040 Ynez Road
Temecula, CA 92591

Jacqueline M. Channell	—	6,667	6,667	*
26040 Ynez Road
Temecula, CA 92591

Guy Marge	9,000	667	9,667	*
26040 Ynez Road
Temecula, CA 92591

Dana Brenner	—	667	667	*
26040 Ynez Road
Temecula, CA 92591

David Iannini	—	—	—	0.0%
26040 Ynez Road
Temecula, CA 92591

Stephen Gill	1,000	—	1,000	*
26040 Ynez Road
Temecula, CA 92591

Thomas Liguori(4)	31,300	102,474	133,774	1.4%
26040 Ynez Road
Temecula, CA 92591

Andrew Zogby	300	83,394	83,694	*
26040 Ynez Road
Temecula, CA 92591

Edward J. Burke	1,000	81,884	82,884	*
26040 Ynez Road
Temecula, CA 92591

John B. Kaiser	890	78,604	79,494	*
26040 Ynez Road
Temecula, CA 92591

Rutabaga Capital Management (5)	897,252	—	897,252	9.6%
64 Broad Street
Boston, MA 02109

State of Wisconsin Investment Board (6)	651,300	—	651,300	6.9%
P.O. Box 7842
Madison, WI 53707

The Taylor Family Trust (7)	469,960	—	469,960	5.0%
1450 Ravenswood Lane
Riverside, CA 92506

Carrie S. Channell (7)	450,000	—	450,000	4.8%
18 Buena Vista Avenue
Mill Valley, CA 94941

All present Directors and executive officers as a group (11 in number)	4,009,570	1,005,792	5,015,362	48.3%

* Less than 1%

(1)   Unless otherwise indicated, the persons in this table have sole voting, investment and dispositive power with respect to all shares of the Common Stock shown as owned by them, subject to community property laws where applicable.

(2)   This information represents outstanding options exercisable currently or within 60 days of this Proxy Statement.

(3)   William H. Channell, Sr. and his wife, Jacqueline M. Channell, are the co-trustees of the Channell Family Trust which is the stockholder of record of the shares shown on the table as beneficially owned by the Channell Family Trust.  Together, they have sole voting and dispositive power over the shares of Common Stock owned by such trust.

(4)   Thomas Liguori resigned as CFO in February, 2005.

(5)   As reported on a Schedule 13G/A filed by Rutabaga Capital Management on January 18, 2005.  According to the Schedule 13G/A, as of December 31, 2004, Rutabaga Capital Management had sole voting power over 405,250 shares of Common Stock, shared voting power over 492,002  shares of Common stock and sole dispositive power over 897,252 shares of Common Stock.

(6)   As reported on a Schedule 13G/A filed by the State of Wisconsin Investment Board on February 8, 2005.  According to the Schedule 13G/A, State of Wisconsin Investment Board had sole dispositive power over 651,300 shares of Common Stock as of December 31, 2004.

(7)   Michelle Taylor, who is a co-trustee of the Taylor Family Trust, and Carrie S. Channell are daughters of William H. Channell, Sr. and Jacqueline M. Channell and sisters of William H. Channell, Jr.  Ms. Taylor and her husband, Roy Taylor, are the sole trustees of the Taylor Family Trust and together have sole voting and dispositive power over the shares of Common Stock held by such trust.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information with respect to the Company’s executive officers and directors and their ages as of March 11, 2005.

Name	Age	Positions
William H. Channell, Sr.	77	Chairman of the Board and Director
William H. Channell, Jr.	47	President, Chief Executive Officer and Director
Jacqueline M. Channell	73	Secretary and Director
David Iannini(1)(2)	45	Director
Guy Marge(1)(2)	61	Director
Dana Brenner(1)	62	Director
Stephen Gill(2)	62	Director
Edward J. Burke	49	Vice President, Corporate Engineering
Timothy Hankinson	52	Managing Director, International
John B. Kaiser	53	Vice President, North American Sales
Scott Kiefer	45	Corporate Controller and Interim Chief Financial Officer
Andrew M. Zogby	44	Vice President, Corporate Marketing

(1)   Audit Committee Member

(2)   Compensation Committee Member

The Company’s Board of Directors was comprised of seven members at March 11, 2005.  The Directors of the Company are staggered into three classes, with the Directors in a single class elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director, for the remaining term of the former director.  Two of the Company’s Directors are to be elected at the Meeting to a three-year term expiring in 2008.  The authorized number of members of the Board of Directors is currently seven.  The executive officers of the Company serve at the pleasure of the Board of Directors.

CONTINUING DIRECTORS OTHER THAN NOMINEES

William H. Channell, Jr. has been President and Chief Executive Officer since December, 2003.  He was President and Chief Operating Officer of the Company from 1996 to December, 2003.  He has been a Director of the Company since 1984. Since joining the Company in 1979, Mr. Channell, Jr. has held the positions of Executive Vice President, Director of Marketing and National Sales Manager. Mr. Channell, Jr. is a principal stockholder of the Company and is the son of William H. Channell, Sr. and Jacqueline M. Channell. His term as a Director expires in 2006.

Jacqueline M. Channell is Secretary and has been a Director since 1966 except for approximately three months in 2001. She is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the wife of William H. Channell, Sr. and the mother of William H. Channell, Jr.  Mrs. Channell’s term as a Director expires in 2006.

Guy Marge became a Director of the Company in August, 2002. Mr. Marge is President and Chief Executive Officer of Western Brass Industries, Inc. and Storm Industries, Inc.  From 1988 to 2001, Mr. Marge was Chief Executive Officer of the Milhous Group, Inc., a manufacturer of plastic, metal-formed and pre-cast concrete products.  From 1978 to 1988, Mr. Marge held executive management positions with Kearney-National, Inc., The United Groups, Inc., and Uniroyal Technology Corporation.  Mr. Marge’s term as a Director expires in 2007.

David Iannini became a Director of the Company in May, 2004.  Mr. Iannini is President of MAR & Associates. MAR & Associates provides strategic and investment banking services to public and private companies. Mr. Iannini served as Chief Financial Officer of YP.Net, Inc., from 2002 to 2004.  From 1999 to 2002, Mr. Iannini was Treasurer and Vice

President of Corporate Development of Viad Corp.  Mr. Iannini was an investment banker primarily with Salomon Brothers from 1986 to 1999. Mr. Iannini’s term as a director expires in 2007.

Stephen Gill became a Director of the Company in May, 2004.  Mr. Gill has spent 35 years in the aerospace composites manufacturing industry with M.C. Gill Corporation, serving as President and CEO from 1991 to 2001.  Mr. Gill has also served on the boards of M. C. Gill Corp., Spaulding Composites and SIR Worldwide, Inc.  Mr. Gill’s term as a director expires in 2007.

EXECUTIVE OFFICERS

Edward J. Burke has been the Company’s Vice President, Corporate Engineering since May, 1996 and has served in various similar capacities with the Company since 1984. Mr. Burke has held various technical positions in the thermoplastic product engineering and tooling design field since 1978.

Timothy Hankinson joined the Company in 1998 as Managing Director, Australia and Asia as a result of the acquisition of A.C. Egerton PLC.  Mr. Hankinson had been Managing Director of A.C. Egerton PLC since 1991.  Prior to 1991, Mr. Hankinson had served as General Manager of an Australian aircraft manufacturer. Mr. Hankinson became Managing Director, International in December, 2002.

John B. Kaiser has been the Company’s Vice President, North American Sales since 1999.  He held the position of Director of Marketing for the Company from 1987 to 1991 and he was Vice President, Broadband Division from 1995 through 1998. Between 1991 and 1995, Mr. Kaiser held the position of District Manager, Southern California, for the General Polymers Division of Ashland Chemical, a thermoplastics distributor, where his responsibilities included general management of district operations, including sales, warehousing, procurement and logistics.

Scott Kiefer has been the Company’s Corporate Controller since 2002 and was named interim Chief Financial Officer in February, 2005.  Mr. Kiefer joined the Company as Manager of Cost Accounting in 2001.  From 2000 to 2001, Mr. Kiefer was Chief Accounting Officer of Imaging Technologies Corporation.  From 1996 to 2000, Mr. Kiefer was U.S. Controller for Flowserve.  From 1992 to 1996, Mr. Kiefer was North American Finance Manager for Flowserve.  He has over 20 years of financial, accounting and management experience.

Andrew M. Zogby has been the Company’s Vice President, Corporate Marketing since March, 1996. Prior to joining the Company, Mr. Zogby was Director of Strategic Marketing, Broadband Connectivity Group for ADC Telecommunications, a publicly traded telecommunications equipment supplier to both telephone and CATV network providers worldwide. He had been with ADC Telecommunications since 1990. Mr. Zogby has held various technical marketing positions in the telecommunications equipment industry since 1984.

COMPENSATION OF DIRECTORS

Directors who are also officers of the Company (except as indicated below) receive no additional compensation for their services as directors.  Prior to 2003, the Company’s non-management directors received compensation consisting of an annual retainer fee of $25,000 plus $1,000 for attendance at any meeting of the Board of Directors or any committee thereof, plus direct out-of-pocket costs related to such attendance.  Effective January 2003, the fee for committee meetings was reduced to $500.  In November 2004, the Board of Directors approved increasing the annual retainer fee to $50,000 for the Chair of the Audit Committee and to $30,000 for non-Chair members of the Audit Committee.  These increases became effective in January, 2005.  The Board of Directors also approved an additional payment of $10,000 to the Chair of the Audit Committee for 2004.  Mrs. Channell receives non-management director retainer and attendance fees as described above. Pursuant to the Company’s 1996 Incentive Stock Plan (as described below), each non-management director (including Mrs. Channell), at the time of the Company’s initial public offering of stock in 1996, received options to acquire 1,000 shares of Common Stock with an exercise price equal to $11.00 per share. On the date of each of the Company’s annual stockholder meetings, each non-management director (including non-executive officers who serve as directors) serving on the Board of Directors immediately following such meeting are to receive options to acquire an additional 1,000 shares of Common Stock with an exercise price equal to the market value of the Common Stock on the date such options are granted. These options will become exercisable at a rate of 33 1/3% per year commencing on the first anniversary of the date of issuance and will have a term of 10 years.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that Mr. Dana Brenner qualifies as a “financial expert” within the meaning of SEC rules.  Mr. Brenner is the managing partner of Brenner, Bigler & Associates, an accounting firm with offices in Woodland Hills and Blythe, California.  Mr. Brenner has over 35 years of public accounting experience with companies in various industries, including manufacturing, construction, real estate, mortgage banking and credit unions. Mr. Brenner is independent as defined by SEC and NASD rules.

CODE OF ETHICS

The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to all employees, including its principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics has been filed as Exhibit 14 to the 2003 Annual Report on Form 10-K.  If the Company makes substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, the Company will disclose the nature of such amendment or waiver on its web site within five days of such amendment or waiver.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the annual and long-term accrual basis compensation of the Company’s Chief Executive Officer and the four additional most highly compensated executive officers (collectively, the “Named Officers”) for the years ended December 31, 2002, 2003 and 2004.

					Other Annual	Restricted	Underlying		LTIP	All Other
Name and Positions		Annual Compensation			Compensation	Stock Awards	Options/		Payouts	Compensation
Held with the Company	Years	Salary ($)	Bonus ($)		($)(1)	($)	SARs(#)		($)	($)

William H. Channell, Jr.	2004	730,603	1,060,000	(2)	—	—	150,000		—	20,858	(3)
President and Chief	2003	656,109	261,206		—	—	1,267,800	(4)	—	23,260	(3)
Executive Officer	2002	508,300	447,500	(5)	—	—	—		—	20,916	(3)

Thomas Liguori (6)	2004	221,379	88,950		—	—	—		—	19,517	(7)
Chief Financial Officer	2003	197,925	80,340		—	—	50,000		—	18,638	(7)
	2002	185,250	60,060		—	—	—		—	8,079	(8)

John B. Kaiser	2004	172,359	55,443		—	—	—		—	21,244	(9)
Vice President,	2003	161,200	66,960		—	—	145,270	(4)	—	19,498	(9)
North American Sales	2002	147,250	47,740		—	—	—		—	3,996	(3)

Andrew M. Zogby	2004	190,501	75,126		—	—	—		—	20,535	(9)
Vice President,	2003	179,777	21,100		—	—	150,060	(4)	—	18,959	(9)
Corporate Marketing	2002	164,305	53,269		—	—	—		—	2,546	(3)

Edward J. Burke	2004	171,247	70,000		—	—	—		—	17,392	(9)
Vice President,	2003	148,412	60,242		—	—	148,550	(4)	—	16,371	(9)
Corporate Engineering	2002	138,908	45,035		—	—	—		—	749	(10)

(1)     For each individual named, compensation excludes perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.

(2)     Includes $500,000 accrued bonus for estimated long term incentive plan.  Payment based on the increase in the Company’s market capitalization. The $500,000 is expected to be earned and paid in 2005, based upon an increase in the Company’s market capitalization from 2004 to 2005.

(3)     Company paid premiums for life insurance and Company paid auto lease.

(4)     In February, 2003, the Company offered current employees and non-employee directors an opportunity to exchange their outstanding options granted under the 1996 Stock Plan for options under the 2003 Incentive Stock Plan.  The tender offer expired March 20, 2003.  Outstanding options were cancelled for those employees and non-employee directors who tendered their shares.  On September 24, 2003 new options under the 2003 Incentive Stock Plan were issued for the options cancelled in March, 2003.  Included in the 2003 Underlying Options/SARs (#) are new options that were exchanged:  Mr. Channell, Jr.: 596,400;  Mr. Kaiser: 95,270; Mr. Zogby: 100,060; and Mr. Burke: 98,550.

(5)     The bonus of William H. Channell, Jr. shown in 2002 is based on Company performance in 2001 and 2002.

(6)     Mr. Liguori resigned as Chief Financial Officer in February, 2005.

(7)     Company contributions to the 401(k) Plan and Company paid auto lease.

(8)     Company paid auto lease.

(9)     Company paid premiums for life insurance, Company contributions to the 401(k) Plan and Company paid auto lease.

(10)   Company paid life insurance.

The following table sets forth information relating to equity securities authorized for issuance under the 1996 Incentive Stock Plan and the 2003 Incentive Stock Plan as of December 31, 2004:

Equity Compensation Plan Information (1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,027,330	(2)	$4.94	1,242,768	(3)
Equity compensation plans not approved by security holders (none)	—		—	—
Total	2,027,330		$4.94	1,242,768

(1)   Information is provided as of December 31, 2004.

(2)   Information provided relates to the 1996 Incentive Stock Plan and 2003 Incentive Stock Plan.

(3)   The 2003 Incentive Stock Plan permits the granting of  (i) options to purchase shares of Common Stock and (ii) shares of  Common Stock that are subject to certain vesting and other restrictions.  The 2003 Incentive Stock Plan permits the granting of (i) incentive stock options to purchase shares of Common Stock to employees of the Company and the Company’s subsidiaries and (ii) nonqualified stock options to purchase shares of Common Stock to employees, Directors, and consultants of the Company and Company’s subsidiaries.  The 2003 Incentive Stock Plan also permits the granting of shares of Common Stock that are subject to vesting restrictions based on continued employment or attainment of performance goals.  There are no options available for issuance under the 1996 Incentive Stock Plan.

Employment Contracts

The Company in December, 2003 entered into a five year employment agreement, renewable every five years, with William H. Channell, Jr.  Effective July, 2004, Mr. Channell, Jr.’s annual salary is $745,616, subject to an annual cost of living adjustment.  Mr. Channell, Jr. is entitled to participate in the 2003 Incentive Stock Plan, the 401(k) Plan and the 2004 Incentive Bonus Plan, described hereafter.  Additionally, the employment agreement provides for incentive compensation to Mr. Channell, Jr., based upon personal performance objectives and increases in the Company’s market capitalization over a three-year period.  Mr. Channell, Jr. is also entitled to certain other benefits paid for by the Company, including an automobile allowance, health insurance and sick leave, in accordance with the Company’s customary practices for senior executive officers.  In the event that the Company were to terminate Mr. Channell, Jr. without cause (as defined in the agreement), or Mr. Channell, Jr. were to terminate his employment for good reason (also as defined in the agreement and including, without limitation, a change of control of the Company), then Mr. Channell, Jr. would be entitled to a lump sum payment equal to three times his then current base salary, all health and life insurance benefits for three years, and accelerated vesting of any stock options or Restricted Stock granted to him.

The Company amended in December, 2003 the employment agreement with Mr. Channell, Sr. originally entered into in July, 1996.  Mr. Channell, Sr.’s annual salary starting in December, 2003 is $50,000.  Mr. Channell, Sr.’s benefits include (i)  during the term of the agreement, the payment of premiums for a term disability policy providing for $250,000 in annual benefits in the case of his temporary or permanent disability, (ii) during the lifetime of Mr. Channell, Sr. and his wife, Jacqueline M. Channell, medical insurance for each of Mr. and Mrs. Channell comparable to that provided to the Company’s senior executive officers,  (iii) during Mr. Channell, Sr.’s lifetime, a portion of the premiums on a $1,500,000 life insurance policy owned by Mr. Channell, Sr., under which Mrs. Channell is the beneficiary, and (iv) an automobile allowance.

DESCRIPTION OF CERTAIN PLANS

1996 Incentive Stock Plan

The Company’s 1996 Incentive Stock Plan (the “1996 Stock Plan”) permitted the granting to the Company’s key employees, Directors and other service providers of (i) options to purchase shares of Common Stock and (ii) shares of Common Stock that are subject to certain vesting and other restrictions (“Restricted Stock”).  Initially, a maximum of 750,000 shares of Common Stock were reserved for issuance under the 1996 Stock Plan.  In 1999, the 1996 Stock Plan was amended to allow a maximum of 1,500,000 shares to be issued under the 1996 Stock Plan.

The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors.  The aggregate number of stock options or shares of Restricted Stock that could be granted to any single participant under the 1996 Stock Plan during any fiscal year of the Company was 100,000.  The purpose of the 1996 Stock Plan was to secure for the Company and its stockholders the benefits arising from stock ownership by key employees, directors and other service providers selected by the Compensation Committee.

All options granted under the 1996 Stock Plan are non-transferable and are exercisable in installments determined by the Compensation Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option’s grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Options under the 1996 Stock Plan could be designated as “incentive stock options” for federal income tax purposes or as options which are not qualified for such treatment, or “non-qualified stock options”.  In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a non-qualified option need not be equal to the fair market value of the stock at the date of grant, but may be granted with any exercise price which is not less than 85% of the fair market value at the time the option is granted, as the Compensation Committee may determine. The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the 1996 Stock Plan (or any other plan of the Company) which could become exercisable for the first time in any one calendar year may not exceed $100,000.

Upon exercise of any option, the purchase price must generally be paid in full either in cash or by certified or cashier’s check. However, in the discretion of the Compensation Committee, the terms of a stock option grant may permit payment of the purchase price by means of (i) cancellation of indebtedness owed to the Company, (ii) delivery of shares of Common Stock already owned by the optionee (valued at fair market value as of the date of exercise), (iii) delivery of a promissory note secured by the shares issued, (iv) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the “spread” on the option payable in shares), or (v) any combination of the foregoing or any other means permitted by the Compensation Committee.

There were no grants of Restricted Stock under the 1996 Stock Plan.

In January, 2003, the Board of Directors approved an offer allowing current employees and non-employee directors to exchange all of their outstanding options granted under the 1996 Stock Plan for new options to be granted under the 2003 Incentive Stock Plan or any other stock option plan that may be adopted by the Company.  At the time the Board approved the offer, certain employees’ and non-employee directors’ outstanding options had exercise prices that were significantly higher than the current market price of the Company’s common stock.  The Board of Directors made the offer in order to provide these option holders with the benefit of owning options that, over time, may have a greater potential to increase in value.  The Board of Directors believed that this would create better performance incentives for these option holders.  The offer expired on March 20, 2003.  A total of 1,326,890 options to purchase shares of the Company were accepted for exchange and cancelled on March 20, 2003.  The 2003 Incentive Stock Plan was approved at the Annual Meeting of Stockholders on April 25, 2003.  On September 24, 2003, a total of 1,324,090 new options were issued for options cancelled in March, 2003.

Eligible option holders who participated in the offer received a new option on the new grant date in exchange for each old option that was validly tendered and accepted for exchange.  The number of shares covered by each new option was equal to the number of shares covered by the old options, and the vested status and vesting schedule of the old options was preserved and continued.  The exercise price of the new options was equal to the closing sale price of the Company’s common stock as reported on the Nasdaq National Market on the grant date of the new options.

2003 Incentive Stock Plan

The Company’s 2003 Incentive Stock Plan (the “2003 Stock Plan”) currently permits the granting of (i) incentive stock options to purchase shares of Common Stock to employees of the Company and the Company’s subsidiaries and (ii) nonqualified stock options to purchase shares of Common Stock to employees, Directors and consultants of the Company and the Company’s subsidiaries.  The 2003 Stock Plan also permits the granting of shares of Restricted Stock to employees, Directors and consultants of the Company and the Company’s subsidiaries.  Incentive stock options and nonqualified stock options are granted subject to the terms of a stock option agreement entered into between the participant and the Company.  A maximum of 3,100,000 shares of Common Stock are reserved for issuance under the 2003 Stock Plan.

The 2003 Stock Plan is administered by the Compensation Committee of the Board of Directors.  The aggregate number of stock options that may be granted to any single participant under the 2003 Stock Plan during any fiscal year of the Company is 500,000 (except, with respect to the Company’s 2003 fiscal year, such aggregate number was 1,500,000).  The purpose of the 2003 Stock Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by employees, Directors and Consultants selected by the Compensation Committee.

Options granted under the 2003 Stock Plan are non-transferable other than by will or by the laws of descent or distribution and are exercisable, during the lifetime of the participant, only by the participant at times and under conditions determined by the Compensation Committee.  Each option granted has a term specified in the stock option agreement, but all options expire no later than ten years from the date of grant.  Options under the 2003 Stock Plan may be designated as “incentive stock options” for federal income tax purposes or as “nonqualified stock options.”  In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted.  The exercise price of a nonqualified stock option need not be equal to the fair market value of the stock on the date of grant, but may be granted, at the discretion of the Compensation Committee, at any exercise price which is not less than 85% of the fair market value at the time the option is granted.  The aggregate fair market value (determined at the time the options are granted) of the shares of Company Common Stock covered by incentive stock options granted to any employee under the 2003 Stock Plan (or any other plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

Upon exercise of an option, the purchase price must generally be paid in full in cash or by cashiers check.  However, at the discretion of the Compensation Committee, the terms of a stock option agreement may permit payment of the purchase price by means of (i) delivery of shares of Common Stock already owned by the participant (valued at fair market value as of the date of exercise), (ii) to the extent permitted by applicable law, delivery of a promissory note secured by the shares issued, (iii) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the “spread” on the option payable in shares), or (iv) any combination of the foregoing or any other means permitted by the Compensation Committee.

Grants of Stock Awards are made pursuant to a Restricted Stock Agreement entered into between the Company and the participant.  The Restricted Stock Agreement provides (i) the rate at which shares of Restricted Stock will vest and (ii) any other terms and restrictions deemed appropriate by the Compensation Committee.  Until vested, shares of Restricted Stock are generally non-transferable and forfeitable upon termination of employment.

In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the Compensation Committee, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable, (ii) accelerate any vesting schedule to which an option or Stock Award is subject; (iii) arrange to have the surviving or successor entity assume the Stock Awards and the options or grant replacement options or (iv) cancel options or Stock Awards upon payment to the participants in cash, with respect to each option or Stock Award to the extent then exercisable or vested, of an amount that is equal to the excess of the fair market value of the Company’s Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of options) the exercise price of the option.

The Board of Directors may at any time amend, alter or suspend or terminate the 2003 Stock Plan.  No amendment, alteration or suspension or termination of the 2003 Stock Plan may impair the rights of a participant, unless mutually agreed to by the Company and the participant.

Options/SAR Grants Table

The following table sets forth the stock options granted to the Named Officers for the year ended December 31, 2004.

		% of Total			Potential Realized
	Number of	Options/SARs			Value at
	Securities	Granted to	Exercise		Assumed Annual
	Underlying	Employees	On Base		Rates of Stock Price
	Options/SARs	in Fiscal Year	Price		Appreciation of
Name	Granted	2004	($/Sh)	Expiration Date	Option Term (1)
					5%	10%
William H. Channell, Jr.	150,000	71%	$4.81	November 2014	$453,747	$1,149,885

(1)   The calculation of potential realizable value assumes annual growth rates for each of the grants shown over their 10-year option term.  For example, a $4.81 per share price with a 5% annual growth rate results in a stock price of $7.83 per share and a 10% rate results in a stock price of $12.48 per share.  Actual gains, if any, on exercised stock options are dependent on the future performance of the stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and December 31, 2004 Option/SAR Values

The following table sets forth the number and value of outstanding stock options granted to the Named Officers at December 31, 2004.  No options were exercised by the Named Officers in 2004.

			Number of Shares
	Shares		Underlying Unexercised		Value of Unexercised In-the-
	Acquired		Options/SARs		Money Options/SARs
	On	Value	at December 31, 2004		at December 31, 2004
Name	Exercise	Realized	Exercisable	Unexerciseable	Exercisable	Unexerciseable

William H. Channell, Jr.	0	0	498,801	597,599	$1,826,304	$2,257,096

Thomas Liguori	0	0	85,807	33,333	$254,257	$119,665

John B. Kaiser	0	0	61,937	33,333	$216,780	$116,666

Andrew M. Zogby	0	0	66,727	33,333	$233,545	$116,666

Edward J. Burke	0	0	65,217	33,333	$228,260	$116,666

Profit Sharing and Savings Plans

The Company maintains a plan, established in 1993, in accordance with Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  Under the terms of this plan, eligible employees may make voluntary contributions to the extent allowable by law.  Employees of the Company are eligible to participate in the plan after 90 days of employment.  Matching contributions by the Company to this plan are discretionary and will not exceed that allowable for Federal income tax purposes.  The Company’s contributions are vested over five years in annual increments.

2004 Incentive Bonus Plan

Effective beginning in the Company’s 2004 fiscal year, the Board of Directors adopted the Company’s 2004 Incentive Bonus Plan (the “2004 Incentive Plan”).  Eligible participants consist of executive officers of the Company and “covered employees”, as defined in Section 162(m) the Internal Revenue Code of 1986.  The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors.

For each eligible participant, the Compensation Committee will establish a performance award opportunity, which will include a specified performance award period and the achievement of a specified performance goal during such award period.  In the discretion of the Compensation Committee, the performance goal tied to each award may relate to any one or more of the following measures: revenues (in the aggregate or for particular product lines or markets); earnings per share; earnings before interest, taxes, depreciation and amortization; before-tax or after-tax net profits; level of sales; net income; income from operations; expense reductions; return on capital; stock appreciation; market capitalization; return on equity; design or development of proprietary products or improvements thereto (patented or otherwise); sales of such proprietary products or improvements; profitability achieved from sales of proprietary products or improvements; acquisitions or divestitures; or any other similar objective financial or business criteria.  Each performance goal will be established by the Compensation Committee not later than 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed, whichever is earlier.  The Company will pay awards in cash or, in the case of awards of restricted stock, by the granting of such restricted stock, reasonably promptly following the conclusion of each award period of the Company and the Compensation Committee’s certification.

Long-Term Incentive Plans-Awards In Last Fiscal Year

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR
Number
	of shares,		Estimated future payouts under
	units or	Performance or other	non-stock price-based plans
	other	period until	Threshold	Target	Maximum
Name	rights (#)	maturation or payout	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

William Channell, Jr.	*	1/1/04 - 12/31/06	*	*	$1,500,000

*In accordance with the 2004 Incentive Plan, the Compensation Committee granted a long-term performance incentive award to Mr. Channell, Jr. for fiscal years 2004 to 2006.  The award includes an annual component for each of the three fiscal years as well as a cumulative component for the three-year period ending December 31, 2006.  Payments under the award are conditioned on specified growth in the Company’s market capitalization.  The award is payable 50% in cash and 50% in shares of Common Stock, and in no event shall the aggregate payout exceed $1.5 million.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following is a line graph presentation comparing the Company’s cumulative total return from December 31, 1999 to December 31, 2004 with the performance of the NASDAQ market, the Standard & Poor’s Industrials Index (“S & P Industrials”) and Standard and Poor’s Communications Equipment Index (“S & P Communications Equipment”) for the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CHANNELL COMMERCIAL CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

THE S & P COMMUNICATIONS EQUIPMENT INDEX AND THE S & P INDUSTRIALS INDEX

*$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright@2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

BOARD MEETINGS AND COMMITTEES

The Board of Directors held eleven meetings during the fiscal year ending December 31, 2004. The Board has two standing committees: the Audit Committee and the Compensation Committee; both established in June 1996.  In fiscal year 2004, the Audit Committee was comprised of Messrs. Brenner (Chairman), Iannini and Marge.  In fiscal year 2004, the Compensation Committee was comprised of Messrs, Marge (Chairman), Iannini and Gill.  The Board does not have a Nominating Committee because of the small number of directors and the importance of having all directors involved in the nominating responsibilities of the Board.  The Board as a whole conducts the nominating process, including identifying, evaluating, interviewing and selecting director candidates.  Effective as of the Meeting, all nominations for election or reelection of directors will be approved by a majority of the Company’s independent directors.  Mr. Brenner, Mr. Gill, Mr, Iannini and Mr. Marge are independent directors as defined by NASD Rule 4200(a)(15).  Because of the small number of directors, the Board does not have a policy with regard to the consideration of director candidates recommended by security holders but welcomes such recommendations.  Recommendations for director candidates should be sent to the Chairman of the Board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591.  The qualifications for nominees recommended by the Board and by security holders are the same:  integrity, sound business judgment and commitment to fulfilling the responsibilities of Board membership and to meeting all legal and regulatory requirements.  In addition, the Board attempts to attract director candidates with diverse backgrounds and experience.  The Board welcomes communications from security holders.  Please direct such communications to the Chairman of the Board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591.  All communications should include the security holder’s name and address.  All such security holders’ communications, except for communications of a business solicitation nature, will be forwarded to each Board member.  The Board does not require directors to attend the Annual Meeting.  The Audit Committee recommends engagement of the Company’s independent accountants, approves the services performed by such accountants and reviews and evaluates the Company’s accounting systems and its system of internal accounting controls.  All members of the Audit Committee are independent as defined by NASD Rule 4200(a)(15).  The Board has adopted a written charter for the Audit Committee.  The Compensation Committee makes recommendations to the full Board of Directors regarding levels and types of compensation of the Company’s executive officers and administers the 1996 Stock Plan and the 2003 Stock Plan.  See “Executive Compensation” and “Description of Certain Plans”.  In 2004, the Audit Committee met seven times and the Compensation Committee met two times in performing their responsibilities.  In 2004, no director failed to attend at least 75% of the aggregate number of Board and Committee meetings during the period of his or her service.  Three members of the Board of Directors attended the 2004 Annual Meeting: Mr. Channell, Sr., Mrs. Jacqueline Channell, and Mr. Channell, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

During 2004, members of the Company’s Compensation Committee consisted of Messrs. Guy Marge as Chairman, David Iannini and Stephen Gill.  No additional information concerning the Compensation Committee or the Company’s executive officers is required by Item 402 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the Company’s executive compensation programs.  The Compensation Committee is comprised of three non-management Directors.  The Compensation Committee reviews and approves the compensation philosophy and program design, individual base salary, annual cash bonus and stock option grants.  Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefit policies and practices.

Since 1996, the Company has implemented an employee compensation philosophy that delivers a total compensation approach that includes historical and market sensitive base salary, performance based individual bonuses, equity participation, a package of benefits and a working environment that creates an advantage for the Company within the extremely competitive telecommunication/broadband business environment.  Equity participation and broad-based employee ownership of the Company’s stock is achieved through stock option programs in which a number of non-management employees are able to participate.  This approach enables the Company to achieve industry-competitive performance in attracting and retaining employees and to align the interests of the employees to the interests of the stockholders.  The Company’s compensation philosophy for its officers is similar to that of all employees.

The Compensation Committee reviews and approves the annual base salary for executive officers in line with their responsibilities and with external market practices.

The 2004 Incentive Plan rewards achievement of specified levels of corporate revenue and earnings, division revenue and earnings where appropriate, corporate debt and balance sheet ratios, and individual performance.  Officers are eligible to receive awards based upon a variety of objective performance measures, including revenues, earnings per share, net income, earnings before interest, taxes, depreciation and amortization and market capitalization.  See “Description of Certain Plans-2004 Incentive Bonus Plan.”  In addition, the Compensation Committee utilizes a discretionary component to each executive officer’s incentive compensation that is based on each officer’s performance and contribution to the Company during the fiscal year.

The Company grants stock options throughout the organization to provide long-term incentives and align employee and stockholder interests.  Individual grants are based on various factors, including performance and contribution, and estimated value of proposed option grant and market prices.

The Compensation Committee has implemented a Long-Term Incentive Plan for the Company’s Chief Executive Officer to further align his interests with those of the Company’s stockholders.  Awards may be earned under the Long-Term Incentive Plan based upon annual and three-year increases in the Company’s market capitalization.  The aggregate amount that may be earned by the Chief Executive Officer under the Long-Term Incentive Plan for performance in 2004, 2005, and 2006 is $1,500,000.  In addition, in November 2004, the Compensation Committee granted the Company’s Chief Executive Officer options to acquire 150,000 shares of Common Stock as an additional long-term incentive.

Mr. Channell, Sr. did not receive incentive compensation in 2004.  The Compensation Committee approved an annual salary of $50,000 for Mr. Channell, Sr. effective January 1, 2004.  In December, 2003, William H. Channell, Jr. was elected President and Chief Executive Officer.  Mr. Channell Jr.’s annual salary in 2004 was $730,603, pursuant to the terms of his employment agreement entered into in December, 2003.  In addition, he earned $560,000 in cash bonus compensation based upon the satisfaction of performance-related goals.

The Compensation Committee approved executive bonuses and executive stock option grants in 2004 consistent with the Company’s employee compensation philosophy described above.

March 15, 2005	COMPENSATION COMMITTEE
Guy Marge, Chairman
David Iannini
Stephen Gill

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2004 (the “Financial Statements”) of the Company.  The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board of Directors.  The Audit Committee is comprised of three outside Directors.

Management is responsible for the Company’s internal controls and financial reporting process.  Grant Thornton LLP, the Company’s independent auditors, is responsible for performing an independent audit of the Company’s Financial Statements.  The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Financial Statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America.  In addition, the Audit Committee has reviewed with the independent auditors the auditor’s independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the Financial Statements with the Company’s management.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

March 15, 2005	AUDIT COMMITTEE
Dana J. Brenner, Chairman
Guy Marge
David Iannini

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has two leases for approximately 261,000 square feet of manufacturing, warehouse and office space in Temecula, California, with William H. Channell, Sr., a principal stockholder and Chairman of the Board of the Company. The term of the first lease is through December 31, 2005, with two five-year renewal options. Additionally, an adjacent 100,000 square foot building was constructed and completed in 1996. Subsequent to December 31, 1996, the Company guaranteed debt of Mr. Channell, Sr. of approximately $754,000 incurred in connection with construction of the building.  The loan amount subject to the guarantee is expected to decline before expiring in 2017.  At December 31, 2004, the outstanding loan balance subject to the guarantee totaled $583,000.  It is not practicable to estimate the fair value of the guarantee; however, the Company does not anticipate that it will incur losses as a result of this guarantee. This building is also being leased from Mr. Channell, Sr. through 2005, with two five-year renewal options. Both leases provide for payments of insurance, repairs, maintenance and property taxes.  Rent expense paid under the leases was $1,253,000, $1,284,000 and $1,305,000 for the years ended December 31, 2002, 2003 and 2004, respectively.  The Company believes that at the time the leases were consummated, the terms of these leases were no less favorable to the Company than could have been obtained from an independent third party.

In May, 2002, the Company sold its RF line of passive electronic devices to RMS Communications, Inc., which is owned by Gary Napolitano, a former officer of the Company.  A sale in the amount of $800,000 was recorded. RMS Communications, Inc. paid the Company $125,000 in cash at the time of sale, and the remaining $675,000 is payable in monthly installments through June 30, 2003, bearing interest at 7% per annum.  The account is currently in arrears.  The amount due from RMS Communications, Inc. included in accounts receivable at December 31, 2004, is $251,000.  The Company has a security interest in the inventory and a personal guarantee from Mr. Napolitano and believes the amount will be paid in full.  The Company continues to purchase RF devices from Mr. Napolitano and from other sources depending on price and supply of product.  The RF devices purchased from Mr. Napolitano’s firm in 2004 approximated $100,000 and were used as components in the Company’s product lines.  The purchases in 2004 did not result in a cash payment to Mr. Napolitano as the amounts owed were used to offset the accounts receivable.

The Company paid $72,912 and $75,829 in 2003 and 2004, respectively, to Carolyn Channell for consulting services.  Mrs. Channell is the wife of William H. Channell, Jr., the Company’s President and Chief Executive Officer.  Mrs. Channell consults on insurance coverage matters for the Company.

The Company has facilities in Orange, Dalby, Terang and Adelaide Australia that are leased from shareholders of the Company.  These shareholders are former owners of Bushman Tanks.  The facilities comprise 94,000 square feet of manufacturing, warehouse and office space.  The rent expense paid in the five months of August to December 2004 was $135,720.  The Company hired an independent firm to appraise the market lease rates for theses facilities and it was determined that the existing leases are in excess of fair market value by approximately $27,000 per year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “Commission”) and the NASDAQ Stock Market.  Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

On November 11, 2004 Mr. Channell, Jr. was granted a stock option for 150,000 shares.  A Section 16(a) filing for Mr. Channell’s grant was inadvertently not filed on time.  The option grant was subsequently reported on December 29, 2004 when the error was discovered.

Except as described above, with respect to Mr. Channell, Jr., based solely on the Company’s review of copies of Section 16(a) filings received by it with respect to the Company’s most recent fiscal year through 2004, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements were timely observed during 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Bylaws provide that the Board of Directors will be staggered into three classes.  The Directors in a single class are elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director, for the remaining term of the former director.  The authorized number of members of the Board of Directors is currently seven.

The Company’s nominees for election to the Board of Directors are currently serving as Directors of the Company and have consented to being named in the Proxy Statement and to serve if elected.  Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting.  Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.  Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the nominee named herein. Although it is anticipated that the nominee will be able to serve as a Director, should the nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company’s Board of Directors in accordance with their judgment.

Set forth below are the names and descriptions of the backgrounds of the nominees for Director of the Company and their principal occupation for the past five years.  The nominees first became Directors of the Company in the year set forth in the biographical information.

Name	Age	Position

William H. Channell, Sr.	77	Director

Dana Brenner	62	Director

Biographical information follows for the nominees.  Age is as of March 11, 2005.

William H. Channell, Sr., the son of the Company’s founder, James W. Channell, has been the Chairman of the Board since July, 1996. From 1966 to November, 2001 and from July, 2002 to December, 2003 Mr. Channell, Sr. was Chief Executive Officer.  Mr. Channell, Sr. is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the husband of Jacqueline M. Channell and the father of William H. Channell, Jr.  Mr. Channell, Sr.’s term as a Director expires in 2005.

Dana Brenner became a Director of the Company in March, 2003.  Mr. Brenner is the managing partner of Brenner, Bigler & Associates, an accounting firm with offices in Woodland Hills and Blythe, California, focused on medium and small businesses as well as individuals.  Mr. Brenner has over 35 years of public accounting experience with companies in various industries including manufacturing, construction, real estate, mortgage banking and credit unions.  His term as a Director expires in 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEE.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

AUDIT AND ALL OTHER FEES

Grant Thornton LLP was the Company’s independent auditor during the year ended December 31, 2004 and also has been selected by the Audit Committee to serve as the independent auditor for 2005.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make statements if they desire, and will be available to respond to questions of stockholders.

The Audit Committee is directly responsible for appointing, setting compensation and overseeing the work of the independent auditors.  Beginning in 2003, the Audit Committee pre-approved all audit and permissible non-audit services to be provided by the independent auditors.  The Audit Committee separately pre-approves all services provided by the independent auditor.  The Company provides reporting to the Audit Committee regarding all audit, audit-related, tax and other non-audit services provided by the Company’s independent auditors.  The Audit Committee has determined that the provision of these services is compatible with the auditors’ independence.

The following table presents fees billed to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 by Grant Thornton LLP.

	2003	2004
Audit Fees	$353,167	$499,562
Audit Related Fees	22,510	216,138
Tax Fees	407,404	405,634
All Other Fees	65,396	9,742
Total	$848,477	$1,131,076

Audit Fees include fees billed for professional services for the audit of the Company’s annual consolidated financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees in 2004 include fees for professional services related to due diligence and audit of Bushman Tanks financial statements prior to acquisition, internal control documentation, and due diligence related to an acquisition candidate the Company decided not to further pursue.  Audit related fees in 2003 include review of cycle count procedures and internal control documentation procedures.

Tax Fees include services performed by the independent auditor’s tax personnel related to preparation of tax returns, assistance with tax audits and appeals, tax planning and advice, and federal, state and foreign subsidiary compliance.

All Other Fees are fees associated with services not captured in the other categories.  Included in All Other Fees in 2004 is professional services related to the temporary transfer of employees from the United Kingdom to the United States.  Included in All Other Fees in 2003 is professional services related to the 2004 Incentive Stock Plan, review of a sale and leaseback agreement and debt financing review.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

All proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 26, 2005, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may be presented for consideration at the Annual Meeting.  However, if any other matter is presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

FORM 10-K

The 2004 Form 10-K, without exhibits, containing the financial statements of the Company for the year ended December 31, 2004, accompanies this proxy statement.  A list of exhibits is included in the Form 10-K and are available from the Company upon the payment to the Company of the costs of furnishing them.

By Order of the Board of Directors,

Jacqueline M. Channell
Secretary

Dated:  April 4, 2005

CNLCM-PS-05

DETACH HERE	ZCNL62

PROXY

CHANNELL COMMERCIAL CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting, May 12, 2005

The undersigned hereby appoints William H. Channell, Sr., William H. Channell, Jr., Jacqueline M. Channell, and Dana Brenner each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2005 Annual Meeting of the Company, to be held at the Embassy Suites located at 29345 Rancho California Road, Temecula, California 92591 on Thursday, May 12, 2005 at 9:00 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledge receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 2004.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHANNELL COMMERCIAL
CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

April 4, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, May 12, 2005, at the Embassy Suites located at 29345 Rancho California Road, Temecula, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Sincerely,
Jacqueline M. Channell

Secretary

DETACH HERE	ZCNL61

☒	Please mark votes as in this example.	#CNL

1. Election of Directors.
(01) William H. Channell, Sr.
(02) Dana Brenner

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as written above

					MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.

Please sign exactly as your name appears hereon, date and return this Proxy promptly in the envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should so indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Joint owners must each sign personally.

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